                                                                    Exhibit 23.2

                          Independent Auditors' Consent

The Board of Directors
Crown Castle International Corp.:

We consent to incorporation by reference in the registration statement on Form S-8 of Crown Castle International Corp., of our reports dated February 28, 2002, relating to the consolidated balance sheets of Crown Castle International Corp. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations and comprehensive loss, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 2001, and all related schedules, which reports appear in the December 31, 2001, annual report on Form 10-K, and in the Form 10-K/A related thereto, of Crown Castle International Corp. The audit report covering the December 31, 2001 financial statements refers to a change in the method of accounting for derivative instruments and hedging activities in 2001.

                                    KPMG LLP
                                    /s/ KPMG LLP

Houston, Texas
November 4, 2002